Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38743 of Cincinnati Bell Inc. on Form S-8 of our report dated June 7, 2006, appearing in this Annual Report on Form 11-K of the Cincinnati Bell Savings and Security Plan for the year ended December 30, 2005.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

June 7, 2006

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